Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Financial Statements" in the Proxy Statement/Prospectus and in Appendix A - Form of Agreement and Plan of Reorganization and Appendix M - Financial Highlights of the Existing Acquiring Funds, to the Proxy Statement/Prospectus and to the incorporation by reference in the Statement of Additional Information of our report dated January 20, 2006, with respect to the financial statements and financial highlights of the Growth Account, LargeCap Blend Account, Diversified International Account, Money Market Account, Real Estate Securities Account, SmallCap Growth Account, SmallCap Value Account, and Equity Income Account of the Principal Variable Contracts Fund, Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Des Moines, Iowa
October 4, 2006